UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 9, 2014
Date of Report (Date of earliest event reported):
Kratos Defense & Security Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34460	13-3818604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4820 Eastgate Mall, Suite 200
San Diego, California 92121
(Address of Principal Executive Offices) (Zip Code)

(858) 812-7300
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                 Other Events.

On May 9, 2014, Kratos Defense & Security Solutions, Inc. issued a press release announcing that it priced an offering of $625 million aggregate principal of senior secured notes. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, issued by Kratos Defense & Security Solutions, Inc. on May 9, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2014	Kratos Defense & Security Solutions, Inc.

	By:	/s/ Deborah S. Butera
	Name:	Deborah S. Butera
	Title:	Senior Vice President, General Counsel/Registered In-House Counsel, Chief Compliance Officer, and Secretary

EXHIBIT INDEX
Exhibit No.	Description

99.1	Press Release, issued by Kratos Defense & Security Solutions, Inc. on May 9, 2014.

Exhibit 99.1
Press Contact: Yolanda White 858-812-7302 Direct Investor Information: 877-934-4687 investor@kratosdefense.com

KRATOS ANNOUNCES $625 MILLION 7% SENIOR SECURED NOTES OFFERING

SAN DIEGO, CA, May 9, 2014—Kratos Defense & Security Solutions, Inc. (Nasdaq: KTOS), a leading National Security Solutions provider, announced today that it priced an offering of $625 million in aggregate principal amount of 7.0% senior secured notes due 2019.

Kratos will pay interest on the notes semi-annually on May 15 and November 15 of each year, commencing on November 15, 2014. The notes will mature on May 15, 2019.  The notes will be guaranteed on a senior basis by each of Kratos’ existing and future domestic restricted subsidiaries.  The issue price of the notes is 98.966%.  Kratos intends to use the net cash proceeds from this offering to refinance its existing 10% senior secured notes due 2017 and to pay all fees and expenses related thereto.  The offering is expected to close on or about May 14, 2014, subject to customary closing conditions.

The notes are being offered inside the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

The notes have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. This press release is neither an offer to sell nor a solicitation of an offer to buy the notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.  This press release does not constitute a notice of redemption under the redemption provisions of the indenture governing our existing senior secured notes.  This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Kratos Defense & Security Solutions
Kratos Defense & Security Solutions, Inc. (Nasdaq:KTOS) is a specialized National Security technology Company providing mission critical products, solutions and services for United States National Security. Kratos' core capabilities are sophisticated engineering, manufacturing and system integration offerings for National Security platforms and programs. Kratos' areas of expertise include Command, Control, Communications, Computing, Combat Systems, Intelligence, Surveillance and Reconnaissance (C5ISR), satellite communication systems, electronic warfare, unmanned systems, missile defense, cyber warfare, cybersecurity, information assurance, and critical infrastructure security. Kratos has primarily an engineering and technically oriented work force of approximately 3,700.  Substantially all of Kratos' work is performed on a military base, in a secure facility or at a critical infrastructure location. Kratos' primary end customers are National Security related agencies. News and information are available at www.KratosDefense.com.

Notice Regarding Forward-Looking Statements
This press release contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, Kratos’ ability to complete the announced offering of senior secured notes and Kratos’ intentions regarding the use of the net proceeds from the offering.  Such statements are only predictions, and Kratos’ actual results may differ materially as a result of various factors. Some of such risks, uncertainties and other factors are described in our Form 10-K for the period ended December 29, 2013 and in other documents we file with the Securities and Exchange Commission from time to time.  Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and Kratos undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise.